EXHIBIT 99.1

Xcerra Announces Fourth Quarter and Fiscal Year Results

Fourth Fiscal Quarter Highlights:

  Quarterly revenues grew 18% over the previous quarter
  Semiconductor testers, handlers and interface products driving growth
  Achieved target business model in the fourth quarter
  Strong business momentum continues into Q1FY15

NORWOOD, Mass., Sept. 8, 2014 (GLOBE NEWSWIRE) -- Xcerra Corporation (Nasdaq:XCRA), today announced financial results for its fourth fiscal quarter ended July 31, 2014.

Net sales for the quarter were $124,327,000, compared to the prior quarter net sales of $105,424,000. GAAP net income for the quarter was $13,514,000, or $0.27 per diluted share. Excluding restructuring, acquisition and integration expenses, and purchase accounting adjustments totaling ($1,918,000), and amortization of purchased intangible assets of $849,000, non-GAAP net income for the quarter was $12,445,000, or $0.25 per diluted share.

For the twelve-month period ended July 31, 2014, sales were $330,874,000. GAAP net income was $833,000, or $0.02 per diluted share. Excluding the net impact of restructuring, acquisition and integration expenses, and purchase accounting adjustments totaling $2,188,000, and amortization of purchased intangible assets of $2,006,000, non-GAAP net income for the year was $5,027,000, or $0.10 per diluted share.

Dave Tacelli, chief executive officer and president, commented, "The Company delivered strong financial results in the fourth quarter. Sales came in above our expectations which led to higher than expected gross margin, EBITDA and net income. Our business model is now delivering the level of financial performance we outlined when we first announced the acquisition of Multitest and ECT.

We have seen an increase in cross selling opportunities now that we offer customers all of the key components of the semiconductor test cell and this is leading to market share gains. We also expect to ship our first total test cell solution for 77GHz automotive radar applications this fall. These devices are used in collision avoidance systems and are expected to ramp in high volume next calendar year. We are the only provider of a complete production solution for these very high frequency devices delivering a compelling combination of test cell efficiency and accelerated time to high volume production.

The acquired businesses are leading to expanded selling opportunities, enhanced bottom line performance and new product developments. As an example, our bare board PCB test systems continue to gain share as our flying probe technology wins new business driven by changes in PCB technology. Our overall financial performance is expected to remain strong for our first fiscal quarter with semiconductor test solutions continuing as the primary business driver."

First Quarter Fiscal 2015 Outlook

For the fiscal quarter ending October 31, 2014 net sales are expected to be in the range of $124 million to $128 million. Non-GAAP net income is expected to be in the range of $0.23 to $0.27 per share, assuming 49.5 million fully diluted shares outstanding. The non-GAAP net income guidance excludes amortization of inventory step up for purchase accounting of $1,493,000 and amortization of purchased intangible assets of approximately $563,000.

The Company will conduct a conference call today, September 8, 2014, at 10:00 AM EDT to discuss this release. The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the Xcerra web site http://www.xcerra.com/investors.html. Audio replays of the call can be heard through September 10, 2014, via telephone, by dialing (855) 859-2056; conference ID number 87029471. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://www.xcerra.com/investors.html.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter ended July 31, 2014 excludes the amortization of purchased intangible assets, restructuring charges, purchase accounting adjustments and other acquisition and integration related expenses. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, including statements regarding the Company's acquisition of the Multitest and Everett Charles Technologies (ECT) businesses from an affiliate of Dover Corporation, financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company's use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company's ability to realize the anticipated benefits of its acquisition of the Multitest and ECT businesses, whether the Company is able to timely develop new products, options and software applications and the level of customer demand for such products, options and software applications, and the Company's ability to meet its debt service obligations under its existing credit arrangement with Silicon Valley Bank, as well as the other important factors as are described in the Company's filings with the U.S. Securities and Exchange Commission, including those included under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2014. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions. The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources. Additional information can be found at www.xcerra.com or at each product group's website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	July 31, 2014	July 31, 2013

Current assets
Cash and cash equivalents	$ 59,269	$ 28,235
Marketable securities	39,659	96,159
Accounts receivable - trade, net	90,266	28,102
Accounts receivable - other, net	99	963
Inventories, net	69,670	29,139
Prepaid expenses and other current assets	5,217	2,497
Total current assets	264,180	185,095

Property and equipment, net	40,883	16,647
Intangible assets, net	11,565	1,571
Goodwill	43,030	43,030
Other assets	3,906	1,258
Total assets	$ 363,564	$ 247,601

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long term debt	$ 3,831	$ --
Accounts payable	32,710	13,266
Other accrued expenses	36,665	19,352
Deferred revenues	7,406	5,084
Total current liabilities	80,612	37,702

Term Loan	48,135	--
Subordinated Debt	18,000	--
Other long-term liabilities	12,198	11,402
Stockholders' equity	204,619	198,497
Total liabilities and stockholders' equity	$ 363,564	$ 247,601

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2014	2013	2014	2013

Net sales	$ 124,327	$ 37,521	$ 330,874	$ 151,982
Cost of sales	71,133	17,525	190,183	71,223
Gross profit	53,194	19,996	140,691	80,759

Engineering and product development expenses	17,652	13,311	63,911	52,314
Selling, general, and administrative expenses	23,726	10,851	75,859	39,253
Amortization of purchased intangible assets	849	396	2,006	1,582
Restructuring	363	(179)	3,944	476
Income (loss) from operations	10,604	(4,383)	(5,029)	(12,866)

Other income (expense):
Bargain purchase gain	3,977	--	8,621	--
Other income (expense), net	(1,330)	12	(1,992)	464
Income (loss) before provision for income taxes	13,251	(4,371)	1,600	(12,402)
(Provision) benefit for income taxes	263	(285)	(767)	275
Net income (loss)	$ 13,514	$ (4,656)	$ 833	$ (12,127)

Net income (loss) per share:

Basic	$ 0.28	$ (0.10)	$ 0.02	$ (0.25)
Diluted	$ 0.27	$ (0.10)	$ 0.02	$ (0.25)

Weighted average shares outstanding:

Basic	48,385	47,595	48,214	47,719
Diluted	49,291	47,595	49,150	47,719

Xcerra Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31, 2014	Basic Earnings Per Share	Diluted Earnings Per Share	Three Months Ended July 31, 2013	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net income (loss)	$ 13,514	$ 0.28	$ 0.27	$ (4,656)	$ (0.10)	$ (0.10)
Amortization of purchased intangible assets	849	0.02	0.02	396	0.01	0.01
Amortization of inventory step up for purchase accounting	1,289	0.03	0.03	--	--	--
Acquisition and integration related expenses	407	0.01	0.01	1,300	0.03	0.03
Bargain purchase gain	(3,977)	(0.08)	(0.08)	--	--	--
Restructuring	363	0.00	0.00	(179)	(0.00)	(0.00)
Non-GAAP net income (loss)	$ 12,445	$ 0.26	$ 0.25	$ (3,139)	$ (0.07)	$ (0.07)

Weighted average shares outstanding:		48,385	49,291		47,595	47,595

	Twelve Months Ended July 31, 2014	Basic Earnings Per Share	Diluted Earnings Per Share	Twelve Months Ended July 31, 2013	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net income (loss)	$ 833	$ 0.02	$ 0.02	$ (12,127)	$ (0.25)	$ (0.25)
Amortization of purchased intangible assets	2,006	0.04	0.04	1,582	0.03	0.03
Amortization of inventory step up for purchase accounting	3,981	0.08	0.08	--	--	--
Acquisition and integration related expenses	2,884	0.06	0.06	1,300	0.03	0.03
Bargain purchase gain	(8,621)	(0.18)	(0.18)	--	--	--
Restructuring	3,944	0.08	0.08	476	0.01	0.01
Non-GAAP net income (loss)	$ 5,027	$ 0.10	$ 0.10	$ (8,769)	$ (0.18)	$ (0.18)

Weighted average shares outstanding:		48,214	49,150		47,719	47,719
CONTACT: Investor Contact:

         Richard Yerganian,
         Vice President, Investor Relations
         Xcerra Corporation
         781.467.5063
         rich.yerganian@xcerra.com